UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2024

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 14, 2024 (the “Effective Date”), the board of directors (the “Board”) of Sage Therapeutics, Inc. (the “Company”) committed to a plan to reorganize its business operations to support the ongoing launch of ZURZUVAETM (zuranolone) for the treatment of women with postpartum depression (“PPD”) and to focus pipeline development efforts ahead of the data readout for dalzanemdor in Huntington’s Disease expected later this year (the “Reorganization”). As part of the Reorganization, the Company plans to implement a reduction of the Company’s workforce by approximately 33%, including approximately 55% of the Company’s research and development workforce; make changes to the Company’s leadership team; and implement early-stage pipeline prioritization.

The Company expects a non-recurring charge for severance and related employee costs associated with the workforce reduction of approximately $26 million to $28 million, primarily incurred in the fourth quarter of 2024. The Company expects that the workforce reduction will be substantially completed by the end of the fourth quarter of 2024. The Company may incur additional costs not currently contemplated due to events associated with or resulting from the workforce reduction.

The Company anticipates that the implementation of the Reorganization will result in a reduction of the Company’s operating expenses and, based on its current operating plans, will extend the Company’s cash runway.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Financial Officer and Senior Vice President, General Counsel

As part of the Reorganization, on the Effective Date, the Board also approved the separation of Kimi Iguchi, its Chief Financial Officer and Treasurer, and Anne Marie Cook, its Senior Vice President, General Counsel, and Secretary, in each case effective October 31, 2024.

Appointment of Chief Operating Officer

On the Effective Date, the Board appointed Chris Benecchi, the Company’s current Chief Business Officer, to the position of Chief Operating Officer and Treasurer, effective November 1, 2024 (the “Transition Date”). Effective on the Transition Date, Mr. Benecchi will also assume the roles of principal financial officer and principal accounting officer of the Company.

Mr. Benecchi, age 52, has served as the Company’s Chief Business Officer since July 2022. He previously served as the Company’s Chief Commercial Officer from September 2021 to June 2022. Prior to joining the Company, he served as Vice President, Global Head of Commercial Excellence at Alexion Pharmaceuticals, Inc. from August 2019 to September 2021. Previously, Mr. Benecchi served in multiple commercial roles of increasing responsibility at UCB, Inc. from August 2011 to August 2019, including most recently as Global Launch Head, Commercial and Medical Affairs, Immunology from January 2018 to August 2019; Global Commercial Strategy Lead, Immunology from June 2016 to December 2017; and Global Marketing Head from September 2014 to May 2016. He began his career in sales at Johnson & Johnson and subsequently held sales leadership and senior marketing roles at Takeda Pharmaceutical Company and Acorda Therapeutics, Inc. Mr. Benecchi received his B.A. from Colby College and his M.B.A. from Duke University.

In connection with and effective as of Mr. Benecchi’s promotion, Mr. Benecchi will receive an annual base salary of $560,000. The other terms of Mr. Benecchi’s employment will remain as set forth in his current offer letter with the Company. The Board also approved the grant to Mr. Benecchi on the Transition Date of an option to purchase 12,500 shares of the Company’s common stock and a restricted stock unit award for 6,250 shares of the Company’s common stock. The option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the Transition Date and will vest over four years, with 25% of the total number of shares subject to the option vesting on the first anniversary of the Transition Date and the remainder vesting in 36 equal monthly installments thereafter, in each case subject to Mr. Benecchi’s continued employment. The restricted stock unit award will vest over four years, with one-quarter of the total number of restricted stock units vesting on each of the first four anniversaries of the Transition Date, subject to Mr. Benecchi’s continued employment. The vesting of Mr. Benecchi’s equity awards are also subject to a separation and change in control agreement previously entered into with the Company.

Cautionary Note on Forward Looking Statements

Various statements in this 8-K concern the Company’s future expectations, plans and prospects, including without limitation the statements regarding: the amount and timing of the expected non-recurring charge associated with the Reorganization; the Company’s expectations that the implementation of the Reorganization will result in a reduction of the Company’s operating expenses and, based on its current operating plans, extend the Company’s cash runway; the percentage of the Company’s workforce expected to be impacted by the Reorganization; the Company’s plans to implement its early-stage pipeline prioritization; the expected timing of read-out of the DIMENSION Study of dalzanemdor in Huntington’s Disease; the Company’s plans, expectations and goals for commercialization of ZURZUVAE as a treatment for women with PPD; and the Company’s other financial guidance and statements as to the mission and goals for the Company’s business. These statements constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements, including the risks that: the Company may incur additional charges or expenses associated with the Reorganization; the Company may not realize cost savings from the Reorganization at the levels it expects, and as a result, the Reorganization may not strengthen the Company’s balance sheet or enable the Company to extend its cash runway; the internal and external costs required for the Company’s ongoing, planned and other future activities, and the resulting impact on expense and use of cash, may be higher than expected which may cause the Company to use cash more quickly than it expects or change or curtail some of its plans, or both; the Company’s expectations as to cash runway and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than the Company’s assumptions; the Company may be opportunistic in its future financing plans even with its expectations regarding extending the cash runway; the Company’s launch and commercialization efforts in the U.S. with respect to ZURZUVAE for the treatment of women with PPD may not be successful, and the Company may be unable to generate revenues at the levels or on the timing it expects or at levels or on the timing necessary to support its goals; the number of women with PPD, the unmet need for additional treatment options, and the potential market for ZURZUVAE in this indication may be significantly smaller than the Company expects; ZURZUVAE may not achieve the clinical benefit, clinical use or market acceptance the Company expects in the treatment of women with PPD or the Company may encounter reimbursement-related or other market-related issues, including competition in the market, that impact the success of its commercialization efforts; the Company may not be successful in its development of any of its product candidates in any indication that it is currently pursuing or may in the future pursue; the Company may encounter unexpected issues that delay its plans to disclose the results of the DIMENSION Study; success in the Company’s non-clinical studies or in earlier clinical trials may not be repeated or observed in ongoing or future studies, and ongoing and future non-clinical and clinical results, including the DIMENSION Study, may not meet their primary or key secondary endpoints or be sufficient to file for or gain regulatory approval to market the product without further development work or may not support further development at all; the Company may encounter adverse events for ZURZUVAE at any stage that negatively impact commercialization in women with PPD; the Company may encounter adverse events for any of its product candidates that impact further development or the potential for future regulatory approval; decisions or actions of the U.S. Food and Drug Administration may affect the initiation, timing, design, size, progress, cost and potential for success of clinical trials of the Company’s product candidates and the Company’s ability to proceed with further development or may impair the potential for successful development; the Company’s need to align with its collaborator may hamper its ongoing commercialization efforts or increase the Company’s costs; any issues related to the Company’s development or commercialization efforts or its financial position may negatively impact the opportunity for the Company’s business or its ability to achieve its goals; and those risks more fully discussed in the section entitled “Risk Factors” in the Company’s most recent quarterly report, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of the date of this filing and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2024		SAGE THERAPEUTICS, INC.

	By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel